UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WESTLAKE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

WESTLAKE CORPORATION ATTN: GENERAL COUNSEL 2801 POST OAK BLVD, SUITE 600 HOUSTON, TX 77056 V00259-P86209

You invested in WESTLAKE CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 11, 2023.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 27, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote in Person at the Meeting* May 11, 2023 9:00 AM CDT
Point your camera here and
vote without entering a
control number
Westlake Center 2801 Post Oak Boulevard Houston, TX 77056 USA

    *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

  Vote at www.ProxyVote.com

  THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1a.	Election of Class I Directors:

Nominees:

01) Catherine T. Chao
	02) Marius A. Haas	For
03) Kimberly S. Lubel
04) Jeffrey W. Sheets

1b.	Election of Class III Director:

Nominee:
01) Carolyn C. Sabat

2.	An advisory vote to approve named executive officer compensation.	For

3.	An advisory vote on the frequency of the advisory vote on named executive officer compensation.	Years

4.	To approve a proposed amendment to the Company’s Amended and Restated Certificate of lncorporation to provide for exculpation of certain officers of the Company from personal liability under certain circumstances as allowed by Delaware law.	For

5.	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	For

6.	To amend and restate the 2013 Omnibus Incentive Plan.	For

7.	A stockholder proposal regarding the Company’s greenhouse gas emission reduction targets.	Against

8.	A stockholder proposal regarding the preparation of a report on reducing plastic pollution of the oceans.	Against

NOTE: To act upon any other matters that may properly come before the Annual Meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

V00260-P86209